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                                   Fin O'Neill
                          Voice Mail to All Associates
                                 August 8, 2006

Hello, this is Fin O'Neill with a message for all associates.

Welcome to the world's pre-eminent dealer services provider!

This morning, as you saw, we announced the merger of Reynolds and Reynolds and UCS. This is exciting news and a watershed day for Reynolds. The combined companies will be known as the Reynolds and Reynolds Company, headquartered where we are today, with a singular focus on growing the Reynolds brand and putting customers first - remembering who's boss.

The possibilities - and opportunities - of this merger are truly exciting - for the business and for associates.
- Immediately, we expand our customer base and extend our reach in the marketplace.
-   We strengthen our range of products
    and services so that we are better able to meet customer needs.
- We gain depth and capability in engineering and development, and in our technology underpinnings.


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-   Now, no one in the dealer services business anywhere in the world will be more capable, more knowledgeable, or more passionately committed to customers than the NEW Reynolds and Reynolds.

At the same time, the merger will create new opportunities, additional responsibilities, and professional challenges for associates. As we combine the two organizations, we plan to take advantage of our mutual strengths. The result will be a much stronger Reynolds and Reynolds. All of this will unfold as we move forward.

There are questions to be answered, I realize, and we will answer them in the coming months. But, there will be no immediate changes in how we do our jobs, how we conduct business, or how dealers do business with Reynolds.

Collectively and individually, we have business objectives to meet this quarter and this year. That is the first priority - and our objectives have not changed. All of us are accountable for delivering results in the fourth quarter and generating momentum for a successful 2007.

With the actions we announced in July and our news today, we have accelerated the pace of change almost exponentially. At


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the same time, we have opened possibilities for growth that any company would envy. I am confident that we are up to this challenge.

In the meantime, let's all remember that our core competency - the way we create value for our customers - is by helping automobile dealers sell more cars, reach more customers, and improve their profitability.

Now, we will be able to fulfill that mission in ways we could not have imagined before.
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